Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-117145 of International Securities Exchange, Inc. of our report dated February 4, 2002 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings “Selected Financial Data” and “Experts” in such Prospectus.

/S/    DELOITTE & TOUCHE LLP

New York, New York

January 13, 2005